Exhibit 99.1

Elite Express Holding Inc. Reports Third Quarter 2026 Results

LAGUNA HILLS, Calif., October 14, 2026 (GLOBE NEWSWIRE) – Elite Express Holding Inc. (“ETS” or the “Company”) (Nasdaq: ETS), a California-based provider of last-mile delivery services, today reported results for the quarter ended August 31, 2026.

For the three months ended August 31, 2026, the Company reported revenue of $766,422, representing a 20.9% increase compared with the same period in 2025. Gross profit increased to $95,759, compared with $6,817 for the same period in 2025, reflecting continued improvements in operating efficiency. The Company reported a net loss of $760,138, primarily attributable to a significant increase in general and administrative expenses, including professional fees, payroll, and franchise tax expenses.

Yidan Chen, ETS’s CEO, commented, “Our third quarter results reflect continued growth in our delivery operations, with revenue increasing 20.9% year over year and gross profit improving significantly, demonstrating the benefits of our ongoing focus on operational execution and efficiency.

“During the quarter, we continued to optimize route management, fleet utilization, and labor productivity while maintaining our focus on disciplined cost management. Although higher general and administrative expenses impacted our net results, we remain focused on improving operating efficiency, pursuing disciplined growth opportunities, and building a stronger foundation for long-term shareholder value.”

Third Quarter 2026 Financial Results

For the three months ended August 31, 2026, the Company reported revenue of $766,422, representing an increase of $132,557, or 20.9%, compared with $633,865 for the three months ended August 31, 2025. Activity-based revenue accounted for $545,879, or 71.2% of total revenue, during the three months ended August 31, 2026, compared with $477,705, or 75.4% of total revenue, for the same period in the prior year. Fixed revenue, including weekly service charges and branding-related revenue, increased from $155,644 for the three months ended August 31, 2025 to $216,230 for the three months ended August 31, 2026. This increase was primarily attributable to higher weekly service charge rates under the Company’s ISP agreement with FedEx, which was renewed on February 21, 2026. Other pickup and delivery revenue increased from $516 for the three months ended August 31, 2025 to $4,313 for the three months ended August 31, 2026, representing an increase of $3,797.

The Company also reported cost of revenue of $670,663 for the three months ended August 31, 2026, compared with $627,048 for the three months ended August 31, 2025, representing an increase of $43,615, or 7.0%. This increase was primarily due to increased maintenance and repair costs and higher cost of service related to the rental of additional vehicles to fulfill the Company’s delivery volume obligations.

For the three months ended August 31, 2026, the Company reported gross profit of $95,759, compared with $6,817 for the three months ended August 31, 2025, representing an improvement of $88,942. Gross margin improved to 12.5% for the three months ended August 31, 2026, compared with 1.1% in the prior-year period. The improvement was primarily attributable to higher revenue growth, which outpaced the increase in cost of revenue.

General and administrative expenses for the Company increased by $865,424, or 570.9%, to $1,017,024 for the three months ended August 31, 2026, from $151,600 for the three months ended August 31, 2025. The increase was mainly due to (i) $137,337 in higher professional fees, primarily related to audit services, financial reporting, and SEC and regulatory compliance associated with the Company’s transition to a public company; (ii) $586,252 in higher payroll expenses associated with personnel supporting corporate governance, internal controls, and administrative operations; (iii) a $120,108 increase in franchise tax expenses; and (iv) $21,727 in other expenses.

During the three months ended August 31, 2026, the Company's loans receivable portfolio generated interest income of $135,359. The portfolio includes loans to unrelated third-party borrowers, which were made to generate interest income on the net proceeds from the Company's initial public offering prior to their deployment for the purposes described in the Company's prospectus. Effective June 1, 2026, the maturity dates of the remaining outstanding loans from the Company's original loan portfolio were extended to November 30, 2026, with an annual interest rate of 5%. During the quarter, the Company also entered into additional loan agreements with unrelated third-party borrowers with an aggregate principal amount of $1.9 million, bearing interest at an annual rate of 5% and maturing in 12 months. The loans are secured by personal guarantees provided by the shareholders or chief executive officers of the respective borrowers, and the Company has no related-party relationships with the borrowers.

Elite Express Holding Inc.

23046 Avenida De La Carlota, Suite #600

Laguna Hills, CA 92653

The Company reported a net loss of $760,138 for the three months ended August 31, 2026, compared with a net loss of $185,881 for the same period in 2025, representing an increase of $574,257, or 308.9%. The increase was primarily attributable to higher general and administrative expenses, including increased professional fees, payroll expenses, and franchise tax expenses, partially offset by higher revenue and improved gross profitability.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the federal securities laws. All statements other than statements of historical fact are forward-looking statements, including, but not limited to: projections of earnings, revenue, or other financial items; statements regarding the adequacy, availability, and sources of capital; statements of the plans, strategies, and objectives of management for future operations; statements concerning proposed new services or developments; statements regarding future economic conditions or performance; statements of belief; and statements of assumptions underlying any of the foregoing.

Forward-looking statements may include the words “may,” “will,” “estimate,” “intend,” “continue,” “believe,” “expect,” “plan,” “project,” “anticipate,” and other similar expressions. These forward-looking statements are based on current expectations and assumptions and are subject to risks and uncertainties.

Factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements include, among others, the risks and uncertainties described in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended November 30, 2025, as well as in the Company’s subsequent filings with the Securities and Exchange Commission.

Although the Company believes that the expectations reflected in its forward-looking statements are reasonable, actual results could differ materially from those projected or assumed. The Company’s future financial condition and results of operations are subject to change and to inherent risks and uncertainties. Except as required by law, the Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date of this press release.

The information included in this release should be read in conjunction with the Company’s unaudited condensed consolidated financial statements and related notes included in its Quarterly Report on Form 10-Q for the quarter ended August 31, 2026, which was filed with the Securities and Exchange Commission on October 14, 2026.

For more information, please contact:

Elite Express Holding Inc.

Investor Relations

(949) 758-0650
ir@eliteexpressholding.com

Elite Express Holding Inc.

23046 Avenida De La Carlota, Suite #600

Laguna Hills, CA 92653

ELITE EXPRESS HOLDING INC. & ITS SUBSIDIARY

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended		For the Nine Months Ended
	August 31,		August 31,
	2026	2025	2026	2025
REVENUE	$766,422	$633,865	$2,298,549	$1,956,258

COST OF REVENUE
Cost of service	76,902	56,974	235,198	176,984
Cost of labor	357,790	347,945	1,088,724	1,085,885
Depreciation and amortization	30,272	64,332	80,544	188,668
Fuel	114,408	94,654	336,674	304,600
Maintenance and repairs	91,291	63,143	223,248	207,709
Total cost of revenue	670,663	627,048	1,964,388	1,963,846

GROSS PROFIT (LOSS)	95,759	6,817	334,161	(7,588)

OPERATING EXPENSES
R&D expenses	—	—	2,150,000	—
General and administrative expenses	1,017,024	151,600	2,187,702	576,981
Total operating expenses	1,017,024	151,600	4,337,702	576,981

LOSS FROM OPERATIONS	(921,265)	(144,783)	(4,003,541)	(584,569)

OTHER INCOME (EXPENSE)
Interest income, net	161,127	2,248	575,965	2,248
Other income, net	—	—	25,992	21,285
Total other income, net	161,127	2,248	601,957	23,533

LOSS BEFORE INCOME TAX BENEFIT	(760,138)	(142,535)	(3,401,584)	(561,036)

Income tax expense (benefit)	—	43,346	1,600	(62,552)

NET LOSS	$(760,138)	$(185,881)	$(3,403,184)	$(498,484)

Loss per common share - basic and diluted	$(0.02)	$(0.01)	$(0.13)	$(0.04)
Weighted average shares - basic and diluted*	47,325,368	13,288,411	26,994,044	13,041,947

Elite Express Holding Inc.

23046 Avenida De La Carlota, Suite #600

Laguna Hills, CA 92653

ELITE EXPRESS HOLDING INC. & ITS SUBSIDIARY

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	As of August 31,	As of November 30,
	2026	2025
	(UNAUDITED)	(AUDITED)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$3,003,589	$1,308,529
Accounts receivable	76,574	72,582
Loans receivable	11,549,811	9,999,811
Deferred offering cost	41,430	—
Prepaid D&O insurance	137,701	102,443
Prepaid expenses and other current assets	2,124,707	898,191
TOTAL CURRENT ASSETS	16,933,812	12,381,556
NON-CURRENT ASSETS:
Plant and equipment	124,943	167,008
Intangible assets	446,200	487,600
Goodwill	668,858	668,858
TOTAL ASSETS	$18,173,813	$13,705,022

LIABILITIES AND STOCKHOLDERS’ EQUITY
TOTAL CURRENT LIABILITIES	385,130	513,155
TOTAL LIABILITIES	385,130	513,155

TOTAL STOCKHOLDERS’ EQUITY	17,788,683	13,191,867

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$18,173,813	$13,705,022

Elite Express Holding Inc.

23046 Avenida De La Carlota, Suite #600

Laguna Hills, CA 92653

ELITE EXPRESS HOLDING INC. & ITS SUBSIDIARY

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Nine Months Ended
	August 31,
	2026	2025
Cash flows from operating activities:
Net loss	$(3,403,184)	$(498,484)
Net cash used in operating activities	(4,741,858)	(640,210)

Cash flows from investing activities:
Net cash used in investing activities	(1,556,418)	(79,908)

Cash flows from financing activities:
Net cash provided by financing activities	7,993,336	14,103,098

Net increase in cash	1,695,060	13,382,980
Cash, beginning of period	1,308,529	170,157
Cash, end of period	$3,003,589	$13,553,137

Elite Express Holding Inc.

23046 Avenida De La Carlota, Suite #600

Laguna Hills, CA 92653